Exhibit 10.3

AMERICAN EAGLE OUTFITTERS, INC.

Confidentiality, Non-Competition and Intellectual Property Agreement

As a new employee and/or officer, the undersigned will be placed or retained by American Eagle Outfitters, Inc., or one of its subsidiaries or affiliates (collectively, the Company), in a position of special trust and confidence, will be granted access to or may develop trade secrets, intellectual property, and/or other confidential or proprietary information (“Confidential Information”) of the Company, will be authorized to communicate with customers, vendors, employees and others to develop good will for the Company, and/or holds a position of specialized knowledge and training with the Company.

THEREFORE, in consideration of my employment, compensation consideration and/or promotion to an officer position with the Company, and in recognition of the highly competitive nature of the business conducted by the Company, I agree as follows:

1.I will at all times during and after my employment with the Company faithfully hold the Company's Confidential Information in the strictest confidence, and I will use my best efforts and diligence to guard against its disclosure to anyone other than as required in the performance of my duties to the Company.  I will not use Confidential Information for my own personal benefit or for the benefit of any competitor or other person. I acknowledge and agree that the use or duplication of the Confidential Information in any business or for any purpose other than the business conducted by the Company would constitute an unfair method of competition with the Company in violation of my obligations hereunder. Therefore, I will not use the Confidential Information in any manner not authorized in this agreement and will not disclose the Confidential Information to any party other than employees of the Company who need to know the Confidential Information to perform their job functions (including,  for the avoidance of doubt, members of my family). Additionally, I will, in addition to the procedures described herein, adopt and implement all reasonable procedures, including, without limitation, those prescribed by the Company, to prevent unauthorized use or disclosure of or access to the Confidential Information. I understand that Confidential Information includes all information and materials relating to Intellectual Property, as defined below, the Company’s trade secrets and all information relating to the Company that the Company does not make available to the public.  By way of example, Confidential Information includes information about the Company’s products, designs, processes, systems, marketing, promotional plans, technical procedures, strategies, costs, financial information.  Confidential Information shall not include, however, any information that is or becomes widely known outside the Company without any action by me.  Upon termination of my employment with the Company, regardless of the reason for such termination, I will return to the Company all computers, data storage devices, documents and other materials of any kind that contain Confidential Information.  I will not use any confidential information of any third party, including any prior employer, in breach of a legal obligation to that third party in the course of my work for the Company. Nothing in this Agreement prohibits me from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation. I also understand that in accordance with the Defend Trade Secrets Act of 2016 that I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding and that I do not disclose the trade secret, except pursuant to court order.

2.If I decide to resign my employment with the Company, I will provide the Company with thirty (30) days prior written notice.  After receipt of such notice, the Company, in its sole, absolute and unreviewable discretion, may (a) require me to continue working during the notice period, in which case I will be entitled to my normal compensation, (b) relieve me of some or all of my work responsibilities during the notice period, in which case my compensation will be adjusted accordingly, or (c) terminate my Employment immediately and then have no obligation to compensate me during the notice period, except as may otherwise be required pursuant to paragraph 5 of this Agreement.

3.For a period of twelve (12) months after my separation from the Company (whether I resign or my employment is terminated), I will not directly or indirectly solicit, induce or attempt to influence any associate to leave the employment of the Company, nor will I in any way assist anyone else in doing so.

4.I agree that all inventions, designs and ideas conceived, produced, created, or reduced to practice, either solely or jointly with others, during my employment with the Company, including those developed on my own time, which relate to or are useful in the Company’s business, or which are developed or produced through the use of the Company’s property (“Intellectual Property”) shall be owned solely by the Company.  I understand that whether in preliminary or final form, such Intellectual Property includes, for example, all ideas, inventions, discoveries, designs, innovations, improvements, trade secrets, and other intellectual property.  All Intellectual Property is either work made for hire for the Company within the meaning of the U. S. Copyright Act, or, if such Intellectual Property is determined not to be work made for hire, then I irrevocably assign all right, title and interest in and to the Intellectual Property to the Company, including all copyrights, patents, and/or trademarks.  I will, without any additional consideration, execute all documents and take all other actions needed to convey my complete ownership of the Intellectual Property to the Company so that the Company may own and protect such Intellectual Property and obtain patent, copyright and trademark registrations for it.  I agree that the Company may alter or modify the Intellectual Property at the Company’s sole discretion, and I waive all right to claim or disclaim authorship.  I represent and warrant that any Intellectual Property that I assign to the Company, except as otherwise disclosed in writing at the time of assignment, will be my sole, exclusive, original work.  I have not previously invented any Intellectual Property or I have advised the Company in writing of any prior inventions or ideas.

5.  For a period of twelve (12) months after my separation from the Company (whether I resign or my employment is terminated), I will not, directly or indirectly, engage in (either as an owner, investor, partner, employer, employee, consultant or director) or otherwise perform services for any Competitive Business.  The term “Competitive Business” means any business in competition with the retail, direct marketing and/or internet apparel and accessories business and any other business the Company is engaged in any material way as of the date of my separation from employment with the Company.  Such businesses include, but are not necessarily limited to the following: Gap, Old Navy, Abercrombie & Fitch, Hollister, Aeropostale, Urban Outfitters, Forever 21, Rue 21, Express, Buckle, Limited Brands, Victoria’s Secret, VS Pink, Ralph Lauren, Under Armour, Fossil Group, Inc., Ascena Retail Group, Pacific Sunwear, Guess, Charlotte Russe, J. Crew, Banana Republic, Inditex S.A., Fast Retailing Co., Ltd., and H&M Hennes & Mauritz AB, Chico’s FAS, and Coach, Inc. along with  compensation peer group companies disclosed in the Company’s most recently filed Proxy statement  as of the date of the notice of your termination.  I recognize that this non-compete agreement is solely for the benefit of the Company and I am not relying on any expectation of compensation during any non-compete period.  The Company may, in its sole discretion, pay me my base salary for the duration of the period that the Company, in its sole discretion, requires me not to work (i.e., I may be paid for the portion of non-compete period not waived by the Company) for a Competitive Business or until I have received and accepted other employment subject to the Company’s approval hereunder, whichever is sooner.  However, in no case is the Company obligated to pay me my base salary for any period of time should I resign from the Company, though I still recognize that I am bound by these non-compete obligations.   To the extent the Company authorizes any such release or waiver pursuant to this paragraph, such release must be in writing signed by the Chief Human Resources Officer, or his/her designee.  In no case will the Company pay me my base salary for any portion of the period that I am employed or work for someone other than a competitor and provided that payment of an equivalent or greater amount of severance by the Company shall be deemed payment of base salary hereunder.

6.I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company, and I consider them reasonable for such purpose.  Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in addition to such

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other remedies which may be available, I hereby CONSENT to the issuance of a restraining order or other injunctive relief, in addition to other remedies, to prevent any potential or actual violation of this Agreement.

7. In the event that I violate any provision of paragraphs 3 or 5 of this Agreement, the time periods set forth in those paragraphs shall be extended for the period of time I remain in violation of those provisions.

8.  In the event that any portion of this Agreement shall be determined to be unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible and the unenforceable portion shall be amended by a court of competent jurisdiction, or otherwise thereafter shall be interpreted, to reflect as nearly as possible the parties’ intent.  In the event that any portion of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal, or functional coverage, such portion shall be deemed to extend only over the maximum geographic, temporal, and functional scope as to which it may be enforceable. If such amendment or interpretation is not possible, the unenforceable portion will be severed from the remainder of this Agreement and the remainder of this Agreement shall be enforced to the fullest extent.

9.Notwithstanding the foregoing, if I am a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Company determines that any amounts to be paid to me under this Agreement could be subject to penalty taxes under Section 409A of the Code, then the Company shall not commence payment of such amounts until the earlier of (a) the date that is six months after my Termination Date or (b) the date of my death.  Any amount that otherwise would have been payable but for the delay described above shall be aggregated and paid with the first payment under this Section.  For purposes of this Agreement, ‘Termination Date’ shall mean the date on which a ‘separation from service’ occurs, as defined in Treasury Regulation Section 1.409A-1(h) and the guidance promulgated there under.

10. This Agreement shall not be assignable or delegable by me.  The Company may, at its option and without my consent, assign its rights and duties hereunder to any other person or entity in connection with any form of corporate reorganization, any sale or merger of all or part of the Company, or any acquisition of the Company.

11.This Agreement constitutes the complete understanding between the Company and me concerning the subject matters(s) addressed, and it supersedes any prior or written understanding regarding the terms and conditions, including restrictive covenants, with the Company.  No representations have been made to me other than those contained herein.  No oral modifications to the commitments made herein shall be valid.  This Agreement cannot be changed in any way unless an authorized representative of the Company agrees in writing.  This Agreement will be governed by and interpreted in accordance with Pennsylvania law. Both parties agree that any action concerning this Agreement shall be commenced exclusively in the state or federal courts in Pennsylvania.

Date:By: _________________________________

(American Eagle Outfitters, Inc. Representative)

Title: ________________________________

Date:

Print Name

____________________________________

Signature

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